As filed with the Securities and Exchange Commission on April 7, 2000
                              Subject to Amendment
                              Registration No. 333-

                  ---------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 ----------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        PLANET ENTERTAINMENT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
             ------------------------------------------------------


          FLORIDA                                   33-0471728
-------------------------------           ----------------------------------
(State or other Jurisdiction of           (I.R.S.Employer Identification No.)
Incorporation or Organization)


                                 222 Highway 35
                                  P.O. Box 4085
                          MIDDLETOWN, NEW JERSEY 07748
                          ----------------------------
                    (Address of Principal Executive Offices)


                        PLANET ENTERTAINMENT CORPORATION
                         100,000 SHARE COMPENSATION PLAN
                     ------ -------------------------------
                            (Full Title of the Plan)


                            John S. Arnone, President
                        Planet Entertainment Corporation
                                 222 Highway 35
                                  P.O. Box 4085
                          Middletown, New Jersey 07748
                                 (732) 530-8819
   NAME, ADDRESS AND TELEPHONE NUMBER INCLUDING AREA CODE OF AGENT FOR SERVICE
   ---------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- ----------------------- ---------------------- --------------------------
         TITLE OF                                       PROPOSED               PROPOSED
        SECURITIES                                      MAXIMUM                 MAXIMUM
           TO BE                AMOUNT TO BE         OFFERING PRICE            AGGREGATE
        REGISTERED               REGISTERED            PER SHARE            OFFERING PRICE      AMOUNT OF REGISTRATION FEE
---------------------------- ------------------- ----------------------- ---------------------- --------------------------
       Common Stock               100,000              $  1.5                 $  150,000                 $  39.6
     ($.001 Par Value)             Shares
---------------------------- ------------------- ----------------------- ---------------------- --------------------------

         * Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for purposes of calculating the Registration Fee and based upon the average of the high and low prices of the shares on the OTCBB on March 27, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         (a) GENERAL PLAN INFORMATION. Certain attorneys (the "Persons") of Gusrae, Kaplan & Bruno ("GKB") pursuant to the terms of an Agreement (the "Agreement") dated as of February 16, 2000, by and between GKB and the Company will be issued in the aggregate 100,000 shares (the "100,000 Shares"), of common stock, par value $.001 per share (the "Common Stock") of the Company subsequent to the effective date (the "Effective Date") of the Registration Statement on Form S-8 (the "Registration Statement") covering the 100,000 Shares, of which this Prospectus forms a part.

         The 100,000 shares to be issued to the Persons pursuant to the Agreement are being issued in settlement of a portion of the outstanding indebtedness owed by the Company to GKB for legal services rendered to the Company by GKB, which portion of the legal services were not rendered by GKB in connection with the purchase or sale of securities of the Company in any capital raising transaction.

         Pursuant to the Agreement, the Company agreed to file with the Securities and Exchange Commission a registration statement on Form S-8 covering the 100,000 Shares and to pay all expenses incurred in connection with issuance and registration of the 100,000 Shares.

         The Agreement and the securities to be issued pursuant thereto are not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The address and telephone number, including area code, to obtain additional information regarding the information discussed herein is 222 Highway 35, P.O. Box 4085, Middletown, New Jersey 07748, (732) 530-8819.

         (b) SECURITIES TO BE OFFERED. The title of the Plan is the "PLANET ENTERTAINMENT CORPORATION 100,000 SHARE COMPENSATION PLAN." The total amount of securities being offered pursuant to such Plan is the 100,000 Shares.

         (c) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. The Plan covers the 100,000 Shares. Only the Persons will be issued the 100,000 Shares. The Persons are receiving such shares pursuant to the Agreement.

         (d) PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED. The Persons will be receiving the 100,000 Shares in accordance with the terms of the Agreement as described above. The 100,000 Shares are being issued to the Persons in partial consideration of legal services provided by GKB to the Company. The Board of Directors of the Company determined the value of the services provided by GKB to the Company.

         (e) RESALE RESTRICTIONS. Following the issuance to the Persons of the 100,000 Shares as described above, there will be no restrictions imposed under the Agreement on resales by the Persons of the 100,000 Shares, provided such shares of Common Stock have been registered and are then covered by an effective Registration Statement.

         (f) TAX EFFECTS OF PLAN PARTICIPATION. Generally, upon the issuance of the 100,000 Shares, the Persons will recognize ordinary income (treated as compensation income) equal to the fair market value of the Common Stock at the time of issuance. Upon the sale of such shares, the Persons will recognize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the Common Stock at the time of issuance. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares are held by the Persons.

         (g)  INVESTMENT OF FUNDS. Not applicable.

         (h) WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. The 100,000 Shares may be transferred, assigned, pledged, or hypothecated by the Persons only in accordance with all applicable laws, rules and regulations.

         (i)  FORFEITURES AND PENALTIES. Not applicable.

         (j)  CHARGES AND DEDUCTIONS AND LIENS THEREFOR. Not applicable.

ITEM 2. REGISTRANT INFORMATION.

         The Company will promptly furnish, without charge, a copy of any documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Company's then annual report to stockholders, upon the written or oral request of the Person which documents are incorporated by reference into this document. Such requests should be addressed to John S. Arnone, President, Planet Entertainment Corporation, 222 Highway 35, P.O. Box 4085, Middletown, New Jersey 07748 (732) 936-9660.

Dated: April 5, 2000

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby states that (i) the documents listed in (a) through
(c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-KSB for the year ended August 31, 1999.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since August 31, 1999.

         (c)  The Company's Registration Statement on Form 10-SB, as amended.

         (d)  The Company's Registration Statement on Form SB-2, as amended.

ITEM 4. DESCRIPTION OF SECURITIES.

         The Company's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934. See Item 3(c) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The Persons are attorneys of Gusrae, Kaplan & Bruno counsel to the Company and are passing upon the legality of the securities being registered.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Effective July 1999, the Company obtained directors and officers insurance in the amount of $1,000,000 per occurrence. The Company's Articles of Incorporation and By-Laws provide the following:

         o The Company will indemnify and hold harmless each officer and director against expenses (including attorneys' fees), judgment, fines, and amounts paid in settlement, actually and reasonably incurred in any action, suit or proceeding relating to his duties as an officer or director;

         o The Company will indemnify each such officer and director in any derivative action, suit or proceeding, if he acted in good faith and in a manner he reasonably believes to be in, or not opposed to, the best interests of us or our shareholders; except that he will not be indemnified if he is adjudged to be liable for gross negligence or misconduct in the performance of his duties to us (unless and only to the extent that the court determines that, despite the adjudication of liability, he is fairly and reasonably entitled to indemnity); and

         o The Company may advance any costs of our officers and directors in defending any action, suit or proceeding referred to above before the final disposition thereof under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         NUMBER             DESCRIPTION OF EXHIBIT
         ------             ----------------------
         4                  Agreement by and between GKB and Planet.

         5                  Opinion of Gusrae, Kaplan & Bruno

         23(i)              Consent of Lazar Levine & Felix, LLP

         23(ii)             Consent of AJ. Robbins, P.C.

         23(iii)            Consent of Gusrae, Kaplan & Bruno

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;


         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


         3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Jersey on the 16th day of February, 2000.

                            PLANET ENTERTAINMENT CORPORATION


                            By:/s/ JOHN S.ARNONE
                               -----------------------------------------------
                                   John S. Arnone, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                   TITLE                        DATE
         ---------                   -----                        ----

         /s/ WALLACE M. GIAKAS       Chairman, Secretary,         As of February 16, 2000
         -----------------------     Director
         Wallace M. Giakas           (Principal Financial Officer)

         /s/ JOHN S. ARNONE          President, Chief Executive   As of February 16, 2000
         -----------------------     Officer, Director
         John S. Arnone              (Principal Executive Officer)

         /s/ ROBERT G. THOMAS        Director                     As of February 16, 2000
         -----------------------
         Robert G. Thomas

         /s/ DONALD F. MAGGI         Director                     As of February 16, 2000
         -----------------------
         Donald F. Maggi

         /s/ LOUIS J. DELSIGNORE     Director                     As of February 16, 2000
         -----------------------
         Louis J. DelSignore

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   EXHIBITS TO

                            REGISTRATION STATEMENT ON

                                    FORM S-8

                                       OF

                        PLANET ENTERTAINMENT CORPORATION

                                 INDEX TO EXHIBITS


         NUMBER                  DESCRIPTION OF EXHIBIT

         4                       Agreement by and between GKB and Planet.

         5                       Opinion of Gusrae, Kaplan & Bruno

         23(i)                   Consent of Lazar Levine & Felix, LLP

         23(ii)                  Consent of AJ. Robbins, P.C.

         23(iii)                 Consent of Gusrae, Kaplan & Bruno